                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             MYRIAD GENETICS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MYRIAD GENETICS, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

    (5) Total fee paid:
        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

    (3) Filing Party:
        ________________________________________________________________________

    (4) Date Filed:
        ________________________________________________________________________

                          [MYRIAD LOGO APPEARS HERE]



                             MYRIAD GENETICS, INC.

                                                               October 23, 1997

Dear Stockholder,

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Myriad Genetics, Inc. (the "Company") to be held at 9:00 a.m. on Thursday, November 13, 1997 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah.

  At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also seek Stockholder approval of an amendment to the Company's 1992 Employee, Director and Consultant Stock Option Plan (as amended through September 11, 1997) to increase the aggregate number of shares of Common Stock authorized for issuance thereunder. In addition, the Company will also ask the stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ Peter D. Meldrum

                                          Peter D. Meldrum
                                          President and Chief Executive
                                           Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                             MYRIAD GENETICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD NOVEMBER 13, 1997

To the Stockholders of Myriad Genetics, Inc.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Myriad Genetics, Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 13, 1997 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah, at 9:00 a.m. for the following purposes:

  1. To elect three members to the Board of Directors.

  2. To consider and act upon a proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan (as amended through September 11, 1997) to increase by 500,000 shares the aggregate number of shares of Common Stock authorized for issuance thereunder.

  3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.

  4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on October 1, 1997 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Corenne Wooldridge

                                          Corenne Wooldridge
                                          Secretary

October 23, 1997

                             MYRIAD GENETICS, INC.
                                320 WAKARA WAY
                          SALT LAKE CITY, UTAH 84108

                                (801) 584-3600

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myriad Genetics, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah, on Thursday, November 13, 1997 at 9:00 a.m., and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the proposal to amend the Company's 1992 Employee, Director and Consultant Stock Option Plan (as amended through September 11, 1997) to increase by 500,000 shares the aggregate number of shares of Common Stock authorized for issuance thereunder and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

  The close of business on October 1, 1997 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on October 1, 1997, the Company had 9,265,101 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about October 23, 1997 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended June 30, 1997 ("Fiscal 1997") is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

  The following table sets forth certain information as of August 22, 1997 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Summary Compensation Table on p. 6 hereof, and all current directors and executive officers as a group.

                                                             SHARES
                                                      BENEFICIALLY OWNED(1)
                                                      -------------------------
                 NAME AND ADDRESS**                     NUMBER       PERCENT
                 ------------------                   ------------- -----------
Bayer Corporation....................................       588,235       6.4%
 400 Morgan Lane
 West Haven, CT 06516
Ardsley Advisory Partners(2).........................     1,060,000      11.5%
 646 Steamboat Road
 Greenwich, CT 06830
UBS Asset Management (New York) Inc.(3)..............       480,000       5.2%
 1345 Avenue of the Americas
 New York, NY 10105
Peter D. Meldrum(4)..................................       225,520       2.4%
Mark H. Skolnick(5)..................................       554,468       5.9%
Jay M. Moyes(6)......................................        16,643         *
Janet H. Haskell(7)..................................        61,000         *
Walter Gilbert, Ph.D.(8).............................       162,970       1.8%
John J. Horan(9).....................................        60,714         *
Arthur H. Hayes, M.D.(10)............................        27,000         *
Dale A. Stringfellow, Ph.D.(11)......................         7,371         *
Alan J. Main, Ph.D...................................             0         *
Michael J. Berendt, Ph.D.............................             0         *
All executive officers and directors as a group (11
 persons)(12)........................................     1,118,236      11.7%

--------
  * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
 ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
 (1) The number of shares of Common Stock issued and outstanding on August 22, 1997 was 9,255,614. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at August 22, 1997, plus shares of Common Stock subject to options held by such person at August 22, 1997 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
 (2) Based solely upon a Schedule 13G filed in February 1997 by Ardsley Advisory Partners ("AAP"), an investment advisor. AAP has shared voting power with respect to all such shares and shared dispositive power as to all such shares.
 (3) Based solely upon a Schedule 13D filed in September 1997 by UBS Asset Management (New York) Inc. ("UBS"), an investment advisor. UBS has sole dispositive power as to all such shares.
 (4) Includes 25,143 shares of Common Stock subject to currently exercisable options.
 (5) Includes shares held directly by Dr. Skolnick and his wife, shares held by a family limited partnership of which Dr. Skolnick is a general partner, as well as shares held by certain family members. Also includes 121,513 shares of Common Stock subject to currently exercisable options.
 (6) Includes 15,057 shares of Common Stock subject to currently exercisable options.
 (7) Consists of 61,000 shares of Common Stock subject to currently exercisable options.
 (8) Includes 76,485 shares of Common Stock owned by Dr. Gilbert's wife, as to which Dr. Gilbert disclaims beneficial ownership. Also includes 10,000 shares of Common Stock subject to currently exercisable options. Excludes 22,042 shares owned by Dr. Gilbert's son, as to which Dr. Gilbert disclaims beneficial ownership.
 (9) Consists of 60,714 shares of Common Stock subject to currently exercisable options.
(10) Consists of 27,000 shares of Common Stock subject to currently exercisable options.
(11) Consists of 7,371 shares of Common Stock subject to currently exercisable options.
(12) Includes 330,348 shares of Common Stock subject to currently exercisable options.

                                  MANAGEMENT

DIRECTORS

  The Company's Restated Certificate of Incorporation and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently is fixed at eight directorships and is divided into three classes. The Class I Directors with a term ending in 1997 are Michael J. Berendt, Ph.D., Alan J. Main, Ph.D., and Dale A. Stringfellow, Ph.D.; the Class II Directors with a term ending in 1998 are Peter D. Meldrum and Mark H. Skolnick, Ph.D.; and the Class III Directors with a term ending in 1999 are Walter Gilbert, Ph.D., Arthur H. Hayes, Jr., M.D., and John J. Horan. The Class I Directors will be elected at the upcoming Meeting for a term ending in 2000. At each annual meeting of Stockholders, directors are elected for a full term of three years.

  Novartis Corporation ("Novartis") and Bayer Corporation ("Bayer") each have Board representation rights which were granted in connection with their strategic collaborations with the Company. Under the collaboration agreements, the Company must nominate one representative of each of Novartis and Bayer for election to the Board of Directors. Further, certain Company stockholders-- Mark H. Skolnick, Ph.D., Angela A. Skolnick, Walter Gilbert, Ph.D. and Celia Gilbert (and, in the case of Bayer, the Skolnick Family Limited Partnership)-- have agreed to vote in favor of such nominees for election to the Board. Dr. Main, a Director of the Company since April 1995, is Novartis' current representative on the Board. Dr. Berendt is Bayer's current representative and has served as a Director of the Company since February 1997.

  The names of the Company's current directors and certain information about them are set forth below:

             NAME              AGE            POSITION WITH THE COMPANY
             ----              ---            -------------------------
  John J. Horan...............  77 Chairman of the Board of Directors
  Walter Gilbert, Ph.D. ......  65 Vice Chairman of the Board of Directors
  Peter D. Meldrum............  50 President, Chief Executive Officer, Director
  Mark H. Skolnick Ph.D.......  51 Executive Vice President of Research and
                                   Development, Director
  Arthur H. Hayes, Jr.,
   M.D. ......................  64 Director
  Dale A. Stringfellow,
   Ph.D.......................  52 Director
  Alan J. Main, Ph.D. ........  43 Director
  Michael J. Berendt,
   Ph.D. .....................  48 Director

  JOHN J. HORAN, Chairman of the Board of Directors of the Company since joining the Board in November 1992, served as the Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. from 1975 through 1985. Mr. Horan held a variety of positions with Merck from 1952 until his retirement from the Merck Board in 1993. He has also served on the Board of Directors of General Motors Corporation, J.P. Morgan, Inc., Morgan Guaranty Bank, NCR Corporation, Burlington Mills, Celgene Corporation, PathoGenesis Corporation, and as Chairman of Atrix Laboratories, Inc. Mr. Horan is a Director of the Robert Wood Johnson Foundation and a past Chairman of the Pharmaceutical Manufacturers Association.

  WALTER GILBERT, PH.D., Vice Chairman of the Board of Directors, joined the Company as a founding scientist in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of Biogen, Inc. and its Chairman of the Board and Chief Executive Officer from 1981 to 1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. He presently holds the Carl M. Loeb University Professorship at Harvard University.

  PETER D. MELDRUM has been a Director of the Company since its inception in May 1991 and has been President and Chief Executive Officer of the Company since November 1991. Prior to joining the Company he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He received an M.B.A. degree from the University of Utah in 1974 and a B.S. degree in Chemical Engineering from the University of Utah in 1970.

  MARK H. SKOLNICK, PH.D., Executive Vice President of Research and Development and a Director of the Company since May 1991, is a scientific founder of the Company. Dr. Skolnick and several colleagues were the first to conceive of using restriction fragment length polymorphism technology as genetic markers, a breakthrough that underpins the Human Genome Project. He received his Ph.D. in Genetics from Stanford University in 1975, and a B.A. degree in Economics from the University of California at Berkeley in 1968.

  ARTHUR H. HAYES, JR., M.D., a Director of the Company since November 1992, served as Commissioner of the U.S. Food and Drug Administration from 1981 to 1983. Since 1991 he has served as the President and CEO of Mediscience Associates, Inc. From 1986 to 1991, Dr. Hayes served as the President and CEO of EM Pharmaceuticals, Inc., the United States affiliate of E. Merck of Darmstadt, Germany. He also served as Provost and Dean of New York Medical College from 1983 to 1986. Dr. Hayes currently serves as the Vice Chairman and Medical Director of Nelson Communications, Inc. Dr. Hayes serves on the board of the following publicly traded companies: Napro Biotherapeutics, Inc. and Celgene Corporation. He also serves on the Board of Directors of the Macy Foundation and the Food and Drug Law Institute.

  DALE A. STRINGFELLOW, PH.D., a Director of the Company since December 1991, has been President of Berlex BioSciences, a wholly owned subsidiary of Schering AG, since June 1995. Prior to that he was President, CEO and a Director of Celtrix Pharmaceuticals from July 1990 until April 1995. In addition, Dr. Stringfellow has held other positions, including Vice President and Senior Director of Preclinical Cancer Research at Bristol-Myers Squibb Co.; Research Head, Cancer Virology and Cellular Biology Research at Upjohn Company; and Vice President, Research and Development at Collagen Corporation.

  ALAN J. MAIN, PH.D., a Director of the Company since April 1995, has been Senior Vice President of Research at Novartis Corporation Pharmaceuticals Division, located in Summit, New Jersey, since October 1992. In this capacity, he is responsible for all drug discovery and preclinical development activities in the areas of arthritis and cardiovascular disease. In addition, he is a member of the Novartis Corporation Pharmaceuticals Division Management Committee and a member of the Global Research and Development Board responsible for overseeing Novartis Limited's worldwide pharmaceutical research and development effort. Prior to this position, Dr. Main held several positions in the Novartis group of companies, both in Basel, Switzerland and Summit, New Jersey. He received a B.Sc. with honors in Chemistry from the University of Aberdeen, Scotland in 1975, a Ph.D. in Organic Chemistry from the University of Liverpool, England in 1978. He is a Fellow of the Royal Chemical Society and is Vice President of the Inflammation Research Association.

  MICHAEL J. BERENDT, PH.D., a Director of the Company since February 1997, is currently serving as Senior Vice-President, Pharmaceutical Research at Bayer Corporation, located in West Haven, Connecticut. Dr. Berendt has been with Bayer since 1993 and has served as Director and subsequently Vice-President of Bayer's Insititue for Bone & Joint Disorders and Cancer. He received his Doctorate in Microbiology/Immunology at Hahnemann Medical. Dr. Berendt also serves on the Board of Directors of Onyx Pharmaceuticals, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  Meeting Attendance. During the fiscal year ended June 30, 1997 there were six meetings of the Board of Directors, and the various committees of the Board of Directors met a total of two times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1997, except for Dr. Main who was traveling outside of the country during three of the meetings.

  Audit Committee. The Audit Committee, which met one time in Fiscal 1997, has three members, Dale A. Stringfellow, Ph.D. (Chairman), Walter Gilbert, Ph.D. and Arthur H. Hayes, Jr., M.D. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Compensation Committee, which met one time during Fiscal 1997, has three members, Walter Gilbert, Ph.D. (Chairman), John
J. Horan and Dale A. Stringfellow, Ph.D. The

Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

  Nominating Committee. The Company does not have a standing Nominating
Committee.

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee has three members, Walter Gilbert, Ph.D. (Chairman), John J. Horan and Dale A. Stringfellow, Ph.D. No executive officer of the Company is a member of the Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

  The Company pays its non-employee directors $2,000 for each meeting of the Board of Directors that he attends. Non-employee directors nominated pursuant to a contractual agreement are not entitled to such fee. All directors are reimbursed for their out-of pocket expenses incurred in attending meetings.

  Directors who are not employees of the Company or any affiliate are eligible to participate in the Company's 1992 Employee, Director and Consultant Stock Option Plan (as amended September 11, 1997) (the "Plan"). The Plan provides for an annual grant to each non-employee director of an non-qualified option to purchase 7,500 shares of Common Stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. Options granted under the Plan to non-employee directors vest thirty-three and 33/100 percent (33.33%) per full year of service, following one year of service after the date of grant and assuming continued membership on the Board. Thirty thousand (30,000) options were granted under this formula during Fiscal 1997.

EXECUTIVE OFFICERS

  The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

                NAME           AGE                      POSITION
                ----           ---                      --------
      Jay M. Moyes............  43 Chief Financial Officer, Vice President of Finance
      Janet H. Haskell........  41 President, Myriad Genetic Laboratories, Inc.
      Arnold Oliphant,
       Ph.D. .................  37 Vice President Research, Functional Genomics

  JAY M. MOYES, Vice President of Finance since July 1993 and named Chief Financial Officer in June 1996, served as Vice President of Finance and Chief Financial Officer of Genmark, Inc. from 1991 through July 1993. Mr. Moyes held various positions with the accounting firm of KPMG Peat Marwick LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in economics from Weber State University, and is a Certified Public Accountant.

  JANET E. HASKELL, President of Myriad Genetic Laboratories, Inc., a wholly-owned subsidiary, joined the Company in September 1995. Ms. Haskell has 17 years of health care experience with SmithKline Beecham Corporation, most recently serving as Vice President and General Manager in the Clinical Laboratories Division of SmithKline. Ms. Haskell is a member of the Advisor Committee of the National Center for Genome Resources and serves on various committees of the Biotechnology Industry Organization. Ms. Haskell received a M.S. in International Management at the American Graduate School of International Management in 1978.

  ARNOLD OLIPHANT, PH.D., Vice President Research, Functional Genomics since June 1996, joined the Company in February 1995. Dr. Oliphant served the Company as a Senior Scientist and later a Program Manager directing the Company's technology development program before being named to his current position. Prior to joining the Company, Dr. Oliphant led the assay development team for Pioneer Hi-Bred, a major agricultural genetics company. He received a Ph.D. in genetics from the Harvard Medical School and a bachelor's degree in biology from the University of Utah.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the three other most highly compensated persons who were serving as executive officers of the Company as of June 30, 1997 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended June 30, 1997.

                                                                LONG TERM
                                     ANNUAL COMPENSATION       COMPENSATION
                                ------------------------------ ------------
                                                     OTHER      SECURITIES
    NAME AND PRINCIPAL   FISCAL                      ANNUAL     UNDERLYING     ALL OTHER
         POSITION         YEAR   SALARY   BONUS   COMPENSATION  OPTIONS(#)  COMPENSATION(1)
    ------------------   ------ -------- -------- ------------ ------------ ---------------
Peter D. Meldrum........  1997  $240,325 $ 90,000   $     --      40,000        $5,180
 President and Chief      1996  $205,324 $ 85,000   $     --      40,000        $5,651
 Executive Officer        1995  $175,355 $ 90,000   $     --      50,000        $5,701
Mark H. Skolnick,
 Ph.D...................  1997  $215,324 $ 75,000   $     --      40,000        $5,681
 Executive Vice           1996  $176,151 $ 72,000   $     --      40,000        $6,714
 President of             1995  $ 90,182 $100,000   $     --      57,143        $3,679
 Research and
 Development
Jay M. Moyes............  1997  $125,324 $ 40,000   $     --      20,000        $5,085
 Vice President of        1996  $105,284 $ 40,000   $     --      20,000        $4,303
 Finance,                 1995  $ 92,186 $ 20,000   $     --      21,286        $3,759
 Chief Financial Officer
Janet E. Haskell........  1997  $170,324 $ 30,000   $     --      10,000        $5,903
 President, Myriad        1996  $112,743 $ 47,000   $ 53,817     140,000        $3,811
 Genetic                  1995  $     -- $     --   $     --         --         $   --
 Laboratories, Inc.

--------
(1) All Other Compensation includes (i) the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each named executive officer and (ii) the Company's matching contributions made under its 401(k) plan on behalf of each named executive officer.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding each stock option granted during the fiscal 1997 year to each of the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.


                                          INDIVIDUAL GRANTS
                          -------------------------------------------  POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED ANNUAL
                                                                          RATES OF STOCK
                                                                        PRICE APPRECIATION
                                                                          FOR OPTION TERM
                                                                      -----------------------
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO  EXERCISE
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION
          NAME           GRANTED(#) FISCAL YEAR  ($/SHARE)    DATE        5%         10%
          ----           ---------- ------------ --------- ---------- -----------------------
Peter D. Meldrum........  40,000(1)      10%      $27.125  6/27/2007  $  682,351 $  1,729,211
Mark H. Skolnick........  40,000(1)      10%      $27.125  6/27/2007  $  682,351 $  1,729,211
Jay M. Moyes............  20,000(1)       5%      $27.125  6/27/2007  $  341,175 $    864,605
Janet H. Haskell........  10,000(1)       2%      $27.125  6/27/2007  $  170,588 $    432,303

--------
(1) Options were granted pursuant to the Plan. Options granted vest 20% upon each anniversary date of the date of grant. Options terminate ten years after the grant date, subject to earlier termination in accordance with the Plan and the applicable option agreement. Vesting of options will accelerate upon a change in control of the Company in accordance with the applicable option agreement. Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the closing price of the Nasdaq Stock Market on the trading day immediately preceding the grant date.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table provides information regarding the exercises of options by each of the named executive officers during Fiscal 1997. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1997 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock.



                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED   VALUE OF THE UNEXERCISED
                          SHARES              OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                         ACQUIRED                       END              AT FISCAL YEAR-END(1)
                            ON      VALUE    ------------------------- -------------------------
     NAME                EXERCISE  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                -------- ---------- ----------- ------------- ----------- -------------
Peter D. Meldrum........   2,857  $   37,141    25,143      102,000    $  360,860    $672,000
Mark H. Skolnick........  63,000  $1,656,625   121,513      104,858    $2,925,355    $739,163
Jay M. Moyes............   2,000  $   61,625    15,057       48,344    $  242,040    $285,883
Janet H. Haskell........   5,000  $  130,000    61,000       74,000    $1,149,000    $996,002

--------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $27.00, the closing sale price per share of the Company's Common Stock as reported by The Nasdaq Stock Market on June 30, 1997.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

  The Company entered into employment agreements with no defined term with Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Jay M. Moyes in May 1993, January 1994, and July 1993, respectively. Pursuant to these agreements, Messrs. Meldrum, Skolnick and Moyes receive annual base salaries of $100,000, $65,000, and $80,000, respectively, which base salaries have been increased by the Board of Directors and may be changed from time to time. Either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party. Each employment agreement also provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

  The Company entered into an employment agreement with no defined term with Janet H. Haskell in August 1996. Pursuant to the agreement, Ms. Haskell receives an annual base salary of $150,000, which base salary has been increased by the Board of Directors and may be changed from time to time at the discretion of the Board. In addition to the Company's standard benefit package, the Company provides Ms. Haskell with $1,000,000 life insurance coverage. Either party may terminate employment with or without cause, provided that Ms. Haskell must provide the Company with 60 days' prior written notice. If (i) the Company terminates Ms. Haskell without cause, or (ii) Ms. Haskell terminates her employment as a result of an uncured reduction of her responsibilities after a change of control of the Company, then the Company must pay Ms. Haskell's salary for up to 12 months following termination. The employment agreement also provides that the employee will not disclose confidential information of the Company during and after employment and will not compete with the Company during the term of employment with the Company.

  In the event of a change in control of the Company (as defined in the Plan), all outstanding unvested options, including options held by Messrs. Meldrum, Skolnick, Moyes and Ms. Haskell, will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the Plan.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

 Overview

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed entirely of outside directors. The Compensation Committee, which consists of Dr. Gilbert, Mr. Horan and Dr. Stringfellow, is responsible for establishing and administering the Company's executive compensation policies. This report addresses the compensation policies for fiscal year 1997 as they affected Mr. Meldrum, in his capacity as President and Chief Executive Officer of the Company, and the other executive officers of the Company.

 General Compensation Policy

  The objectives of the Company's executive compensation program are to:

--Provide a competitive compensation package that will attract and retain superior talent and reward performance.

--Support the achievement of desired Company performance.

--Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock, thereby encouraging the achievement of superior results over an extended period.

 Executive Officer Compensation Program

  The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined objectives; and (iii) long-term incentive compensation in the form of periodic stock option grants, with the objective of aligning the executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

  The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company for prospective employees.

  In considering compensation of the Company's executives, one of the factors the Compensation Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Compensation Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Compensation Committee's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

 Base Salary

  The Compensation Committee reviews base salary levels for the Company's executive officers on an annual basis. Base salaries are set competitively relative to companies in the biotechnology industry and other comparable companies. In determining salaries the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and stage of development to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company's performance. In setting base salaries, the Compensation Committee also takes into account the intense level of competition among biotechnology companies to attract talented personnel.

 Annual Incentive Bonuses

  The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee determines the amount of each executive's bonus based on a subjective assessment by the Compensation Committee of the officer's progress toward completing the established goals. Bonuses are awarded on an annual basis.

 Long-term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Compensation Committee believes that stock option participation aligns executive officer's interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size and complexity. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant.

 Chief Executive Officer Compensation

  Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the Company's standard Employment Agreement as required of all Company employees. Under this agreement, Mr. Meldrum receives an annual base salary of $100,000, which salary has been increased by the Board of Directors periodically. This is consistent with the range of salary levels received by his counterparts in companies in the biotechnology industry and other comparable companies. The Compensation Committee believes Mr. Meldrum has managed the Company well in a challenging business climate and has continued to move the Company towards its long-term objectives.

  The Company granted stock options to Mr. Meldrum to purchase 50,000 shares of Common Stock at an exercise price of $7.00 in fiscal 1995, 40,000 shares at an exercise price of $24.75 in fiscal 1996, and 40,000 shares at an exercise price of $27.125 in fiscal 1997. This option package is designed to align the interests of Mr. Meldrum with those of the Company's stockholders with respect to short-term operating results and long term increases in the price of the Company's stock. The grant of these options is consistent with the goals of the Company's stock option program as a whole.

                                          THE COMPENSATION COMMITTEE:

                                          Walter Gilbert, Ph.D., Chairman
                                          John J. Horan
                                          Dale A. Stringfellow, Ph.D.

PERFORMANCE GRAPH

  The following graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on October 6, 1995 (the date of the Company's initial public offering) and ending on June 30, 1997 (as measured by dividing the difference between the Company's share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and the Nasdaq Health Services Stock Index during such period. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                         10/6/95 12/29/95 3/29/96 6/28/96 9/30/96 12/31/96 3/31/97 6/30/97
                         ------- -------- ------- ------- ------- -------- ------- -------
Myriad Genetics, Inc.... $100.00 $181.25  $148.61 $138.89 $141.67 $140.28  $191.67 $150.00
Nasdaq Stock Index
 (U.S.)................. $100.00 $104.46  $109.33 $118.25 $122.46 $128.47  $121.52 $143.80
Nasdaq Health Services
 Stocks................. $100.00 $120.31  $125.44 $136.64 $135.87 $120.37  $112.44 $125.50

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Meldrum inadvertently under reported the number of shares sold in his timely filed Form 4, which was corrected by an amended report.

                             ELECTION OF DIRECTORS

                                (NOTICE ITEM 1)

  Under the Company's Restated Certificate of Incorporation and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors has fixed the size of the Board at eight (8) directorships.

  The Board of Directors currently consists of the following eight members:
Michael J. Berendt, Ph.D., Walter Gilbert, Ph.D., Arthur H. Hayes, Jr., M.D., John J. Horan, Alan J. Main, Ph.D., Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Dale A. Stringfellow, Ph.D.

  The Company's Board of Directors is divided into three classes. The Class I Directors with a term ending in 1997 are Dr. Berendt, Dr. Main, and Dr. Stringfellow (the "Class I Directors"); the Class II Directors with a term ending in 1998 are Mr. Meldrum and Dr. Skolnick; and the Class III Directors with a term ending in 1999 are Dr. Gilbert, Dr. Hayes, and Mr. Horan.

  On September 11, 1997, the Board of Directors voted to nominate and recommend to the Stockholders the election of the Class I Directors to the Board of Directors with a term ending in 2000. At each annual meeting of Stockholders, directors are elected for a full term of three years. Directors chosen to fill vacancies on the classified board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. BERENDT, DR. MAIN, AND DR. STRINGFELLOW AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION
 PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR
                              ISSUANCE THEREUNDER

                                (NOTICE ITEM 2)

GENERAL

  The Company's Board of Directors and the Stockholders approved the 1992 Employee, Director and Consultant Stock Option Plan (the "Plan") in 1992 and subsequently amended and/or restated the Plan, most recently in September 1997. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan. By the terms of the Plan, the Plan may be amended by the Board of Directors provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under the Internal Revenue Code of 1986 ("the Code") Section 422 is subject to obtaining such Stockholder approval. On September 11, 1997, the Board of Directors voted to approve an amendment to the Plan to increase by 500,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under the Plan. The Board believes that the increase in the number of shares reserved for issuance under the Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. This amendment is being submitted for Stockholder approval to ensure continued favorable income tax treatment under Section 422 of the Code and to comply with the requirements of The Nasdaq Stock Market.

MATERIAL FEATURES OF THE PLAN

  The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. The Company currently has 197 full-time equivalent employees.

  Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Plan also provides for the automatic grant of 7,500 non-qualified options to non-employee directors of the Company. The automatic grant, which is issued annually on the date of the shareholders' meeting, has a ten year exercise life and vests thirty-three and 33/100 percent (33.33%) per year, assuming continued membership on the Board. Non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. Thirty thousand (30,000) options were granted under this formula during Fiscal 1997.

  The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the Plan may not be granted at an exercise price less than the par value per share of the Common Stock. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option agreement.

  An incentive stock option granted under the Plan may, at the Board of Director's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Board of Directors may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board of Directors shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a prorata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board of Directors or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding options under the Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

  The Plan may be amended by the Stockholders of the Company. The Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval.

OPTION INFORMATION

  The following table sets forth as of August 22, 1997, all options granted pursuant to the Plan to (i) the named executive officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                               NO. OF OPTIONS
          NAME                                   TITLE                          GRANTED (1)
          ----                                   -----                         --------------
Peter D. Meldrum........ President and Chief Executive Officer                    127,143
Mark H. Skolnick,
 Ph.D................... Executive Vice President of Research and Development     137,143
Jay M. Moyes............ Vice President of Finance and Chief Financial Officer     63,401
Janet H. Haskell........ President, Myriad Genetic Laboratories, Inc.             135,000
All current executive officers as a group (5 persons).........................    501,687
All current directors who are not executive officers as a group (6 persons)...     95,000
All employees who are not executive officers as a group (2)...................    376,666

--------
(1) Does not include options to purchase 2,857, 3,600, 15,000 and 700 shares of Common Stock which have been previously exercised by Mr. Meldrum, Mr. Moyes, Ms. Haskell, and Arnold Oliphant, Vice President Functional Genomics, respectively.
(2) Net of all canceled options. Does not include options to purchase 73,012 shares of Common Stock that have been exercised by all such employees.

  On August 22, 1997, market value of the Company's Common Stock was $24.375, based on the closing price of such Common Stock as quoted on The NASDAQ Stock Market.

FEDERAL INCOME TAX CONSIDERATIONS

  The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under the Plan:

  Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

  Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE PLAN TO INCREASE BY 500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                (NOTICE ITEM 3)

  The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1998. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or the Company's Restated Certificate of Incorporation or Restated By-Laws. KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended June 30, 1997. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

  In the event that ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation at the Annual Meeting of Stockholders to be held in 1998, Stockholder proposals must be received, marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, not later than June 25, 1998. In addition, the Company's Restated By-Laws require that notice of Stockholder proposals and nominations for director for the 1998 Annual Meeting be delivered to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to November 13, 1998, unless the date of the 1998 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after November 13, 1998, in which event Stockholders may deliver such notice not earlier than the ninetieth (90th) day prior to the 1998 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the 1998 Annual Meeting or the close of business on the tenth (10th) day following the day on which public disclosure of the date of the meeting was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1998 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ Corenne Wooldridge
                                          ---------------------------
                                          Corenne Wooldridge
                                          Secretary

October 23, 1997

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

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                             MYRIAD GENETICS, INC.
  THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.'S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 23, 1997 in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, November 13, 1997 at the Salt Lake City Marriott Hotel, 75 S. West Temple, Salt Lake City, Utah and hereby appoints Peter D. Meldrum and John J. Horan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR ALL THREE PROPOSALS. If you with to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                       (SEE REVERSE SIDE)
                                                        ----------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

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This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

                                                   Please Mark
                                                   your vote as  [X]
                                                   indicated in
                                                   this example


The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
1. Election of Directors (To the right).

------------------------------------------------------------------
[_] For all nominees except as noted above.


FOR    WITHHELD    ELECTION OF DIRECTORS (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

[_]    [_]         NOMINEES: Michael J. Berendt, Ph.D., Alan J. Main, Ph.D., and
                   Dale A. Stringfellow, Ph.D.


2. Proposal to amend the Myriad Genetics, Inc. 1992 Employee,
Director and Consultant Stock Option Plan to increase by
500,000 the aggregate number of shares of Common Stock authorized for issuance thereunder.

            FOR    AGAINST    ABSTAIN
            [_]      [_]        [_]


3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.

            FOR    AGAINST    ABSTAIN
            [_]      [_]        [_]


                                     IN THEIR DISCRETION THE PROXIES ARE
                                     AUTHORIZED TO VOTE UPON SUCH OTHER
                                     MATTERS AS MAY PROPERLY COME BEFORE
                                     THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                     I PLAN TO ATTEND THE MEETING    [_]

                                     Please sign exactly as name(s) appears
                                     hereon. Joint owners should each sign.
                                     When signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give full title as such.

                                     Date _________________________________

                                     Signature: ___________________________

                                     Date _________________________________

                                     Signature: ___________________________

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                            *FOLD AND DETACH HERE*